                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549



                                       FORM 8-K



                                    CURRENT REPORT



                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (Date of earliest event reported):             December 28, 1998



                         STEINWAY MUSICAL INSTRUMENTS, INC.
               (Exact name of registrant as specified in its charter)



           DELAWARE                 001-11911                35-1910745
 (State or other jurisdiction      (Commission              (IRS Employer
        of incorporation)          File Number)         Identification No.)



800 SOUTH STREET, SUITE 425
WALTHAM, MASSACHUSETTS                                      02453-1472
(Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code        (781) 894-9770



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Item 5.   OTHER EVENTS


     On December 28, 1998 Boston Piano GmbH, an indirect wholly owned subsidiary of Steinway Musical Instruments, Inc. acquired from Mr. Hans-Georg Narath, Ms. Grete Kluge and Ms. Bernhild Clausen the following Kluge companies ("Kluge") for DM 3,050,000 (approximately $1.8 million). The companies included in the acquisition were Hermann Kluge GmbH & Co. KG, BOHN Claviaturen GmbH & Co. KG and Hermann Kluge Beteiligungs-gesellschaft mbH. Kluge has facilities in Wuppertal, Germany and Wilkow, Poland and employs 50 skilled craftsmen. For 1998, Kluge's earnings before interest, depreciation and taxes are estimated to be DM 1,100,000 (approximately $650,000). See press release attached hereto as
Exhibit 99.1.



Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)           Exhibits

     Number              Description
     ------              -----------
     99.1          Press Release issued by the Company on January 4, 1999
                   announcing the acquisition of the Kluge companies

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                                     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         STEINWAY MUSICAL INSTRUMENTS, INC.



                         /s/  Dana D. Messina

                         Dana D. Messina
                         Director, President and Chief Executive Officer


Date:     January 12, 1999